Exhibit 10.1
*** Certain information in this exhibit has been excluded pursuant to Regulation S-K, Item 601(b)(10), because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit. ***

Secured Promissory Note

$669,500	June 10, 2024

FOR VALUE RECEIVED, Shapeways Holdings, Inc. (“Borrower” and, together with each other entity listed on the signature pages hereto, each, a “Maker” and collectively, the “Makers”), in each case, promises to pay to 3DP Custom Manufacture, LLC (“Lender”) on or before July 5, 2024 (the “Maturity Date”) or earlier as provided herein, at any place designated by Lender, the entire principal balance of this Secured Promissory Note (this “Note”) stated above, together with accrued but unpaid interest from the date hereof (the “Closing Date”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Uniform Commercial Code as from time to time in effect in the State of New York (the “UCC”).

1.Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate equal to one month term secured overnight financing rate (as determined by Lender in good faith and subject to a floor of 2.00%), plus 6.00% per annum (the “Initial Rate”) until the Obligations are paid in full (other than indemnification and other contingent obligations) in accordance with Section 2; provided that, if an Event of Default (as defined below) shall have occurred and be continuing, then interest shall accrue during the time any such Event of Default shall exist, at the rate of one month term secured overnight financing rate (as determined by Lender in good faith and subject to a floor of 2.00%), plus 10.00% per annum on the unpaid principal amount of this Note (the “Default Rate”); and provided further that the interest rate shall be retroactively increased from Initial Rate to the Default Rate upon either (a) an Insolvency Event, or (b) [***]. Interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All interest accrued hereunder shall be capitalized and paid-in-kind on the Monday of each week (and thereafter shall be treated as unpaid principal balance and thus accrue interest).

2.Principal.

a.Fees. The Makers agree to pay to the Lender, upfront fees in the amount of $19,500 (representing 3.00% of the aggregate principal balance advanced on the Closing Date) (the “Commitment Fee”), which shall be fully earned on the Closing Date and due and payable on Closing Date and shall be automatically capitalized as an equivalent principal amount of this Note on the Closing Date. The Lender agrees that any Commitment Fee amounts (including any interest or compounding interest paid in respect of the Commitment Fee) shall be forgiven in connection with [***]. For

U.S. federal income tax purposes, Makers and Lender agree to treat the Commitment Fee as representing original issue discount in respect of the Note (and not as a separate fee).

b.Maturity Date. On the Maturity Date, the Makers shall pay the entire principal amount of this Note then outstanding to Lender, together with all accrued and unpaid interest thereon. The Maturity Date may be extended in increments of fourteen (14) days in the sole discretion of the Lender by the Lender providing written notice to the Makers.

c.Prepayment at the Makers’ Election. At any time, the Makers may without premium or penalty prepay all or any portion of the unpaid principal amount of this Note, together with all accrued and unpaid interest on the amount so prepaid.

d.Application of Payments. All payments on this Note shall be applied first, to accrued and unpaid interest hereunder until all such interest is paid in full and second, to the unpaid principal balance of this Note then outstanding. Payments under this note shall not be reduced for or on account of any taxes; provided that the Makers are required under applicable law to reduce any payment made under this note for or on account of any taxes (for the avoidance of doubt, not including any income taxes of Lender imposed as a result of a present or former connection (other than by reason of entering into this Note) between the Lender and the jurisdiction imposing such taxes, the amount payable by the Makers shall be increased such that after reduction for any such amounts, the amount received by Lender equals the amount that it would have received had the Makers not reduced the payments hereunder for or on account of any taxes.

3.Accelerated Maturity Date.

a.Events of Default. For purposes of this Note, an “Event of Default” shall have occurred if (i) the Makers fail to pay when due (whether on the Maturity Date or otherwise) (1) any principal amount of this Note or (2) any interest accrued under this Note or any fee, expense, or other payment required hereunder, and, in the case of clause (2), such failure shall continue unremedied for five (5) business days; (ii) an Insolvency Event occurs; (iii) any representation or warranty made by the Makers herein shall prove to have been false or inaccurate in any material respect at the time made or intended to be effective; (iv) the Makers shall have breached any of their covenants under Section 6; or (v) any default or event of default by any Maker occurs with respect to any other debt obligation that remains uncured within any applicable cure period (if any). The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

b.Remedies.

i.Upon written notice (which may be concurrent) to the Borrower following the occurrence and continuation of an Event of Default, Lender may (A) declare all or any portion of the unpaid Obligations to immediately be due and payable as of the date of the original written notice of such default or such later date specified by Lender to the Makers (provided, however, that if an Insolvency Event occurs, the entire unpaid Obligations shall forthwith become and be immediately due and payable without any declaration or other act on the part of Lender) and (ii) proceed to protect, enforce and exercise all rights and remedies of the Lender under this Note or applicable law against the Makers and the Collateral, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lenders.

ii.The rights and remedies of the Lender expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No course of dealing between the Makers and the Lender or their agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon the Makers in any case shall entitle the Makers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand. The Makers further agree that the Lender shall have all of the rights and remedies of a secured party under the UCC as well as those provided in this Note and under applicable laws

4.Security.

a.To secure the prompt payment and performance of the principal amount of the indebtedness evidenced by this Note and interest thereon and all other amounts payable by the Makers to Lender hereunder (including, without limitation, any interest at the Default Rate), the Makers hereby grant to Lender a continuing security interest in and lien upon all right, title and interest in, to and all real property, if any, and personal property of a Maker (in each case, whether now owned or existing or hereafter acquired or arising and wherever located) including, but not limited to, all Accounts, Inventory, Chattel Paper, Documents, Goods, Commercial Tort Claims, Investment Property, Instruments, Securities, General Intangibles (specifically including Intellectual Property, Deposit Accounts, Securities Accounts, Commodities Accounts, Letter-of-Credit Rights, Supporting Obligations and money), and to the extent not otherwise covered in the foregoing, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (all of which being hereinafter collectively referred to as the “Collateral”); provided that, the Collateral shall not include and no security interest or lien is or will be granted pursuant hereto in:

i.any right, title or interest of the Makers with respect to any agreements, licenses or other contracts for so long as, and if and to the extent that, the granting of a security interest pursuant hereto would result in a breach, default or termination of or under such agreements, licenses or other contracts (in each case, except to the extent that any such breach, default or termination would be rendered ineffective under the UCC or other applicable law) (collectively, subject to the proviso below, the “Excluded Agreements”); provided that, in such instance, the Makers are automatically granted a security interest in any proceeds of Excluded Agreements; provided further that, a security interest shall be deemed granted in what would otherwise be an Excluded Agreement hereunder to the Lender and shall attach automatically and immediately at such time as such grant of a security interest no longer results in a breach, default or termination thereof or thereunder and, if to the extent severable, shall automatically and immediately attach to any portion of such Excluded Agreement as to which there is no such breach, default or termination thereof or thereunder as a result of the grant of such security interest;

ii.any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar notice and/or filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability, or result in the voiding, of such intent-to-use Trademark application or any registration issuing therefrom under applicable requirements of law; provided that, in such instances, the Makers are automatically granted a security interest in any proceeds of such Trademarks; provided further that, upon submission and acceptance by the US Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a), such intent-to-use trademark application shall be considered Collateral; or

iii.more than sixty-five percent (65%) of the outstanding voting stock of any entity that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code, as amended (the “Code”), with respect to which any Maker is a “United States shareholder” within the meaning of Section 951(b) of the Code (such entity, a “CFC”), or of any subsidiary of a Maker all the assets of which (other than a de minimis amount) consist of capital stock and debt of one or more CFCs and cash or cash equivalents from distributions and payments on such capital stock and debt.

b.The Makers authorize Lender to file UCC financing statements and amendments thereto against each Maker indicating the Collateral in such jurisdictions as Lender determines is necessary or desirable to perfect Lender’s security interest in the Collateral.

c.No Maker will reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is as of the date hereof incorporated or organized without the prior written consent of Lender, and no Maker will be incorporated or organized under the laws of any more than one jurisdiction at any one time.

d. Upon payment in full in cash of the Obligations (other than indemnification and other contingent obligations), the security interests and liens granted to Lender in the Collateral shall automatically terminate without any further action, all rights in the Collateral shall automatically revert to the Makers and, for the avoidance of doubt, all obligations of Makers pursuant to Section 6 of this Note shall terminate. Promptly thereafter Lender shall, at Borrower’s sole cost and expense, provide customary payoff release documents evidencing the termination of the security interests and liens granted to Lender.

5.Representations and Warranties. To induce the Lender to make the Obligations under this Note available, the Makers represent and warrant as follows:

a.Power and Authority. Shapeways Holdings, Inc. and Shapeways, Inc. are each a corporation duly formed and validly existing under the laws of Delaware. Linear Mold & Engineering, LLC is a limited liability company duly formed and validly existing under the laws of Michigan. All required action on the part of the Makers required to be taken to authorize their execution and delivery of this Note and to authorize their performance of the Obligations contemplated hereunder have been duly taken and authorized. The Makers have all requisite power, authority and legal right (x) to execute and deliver this Note and to perform the Obligations hereunder and (y) to own their properties and assets and carry and conduct their business as presently conducted or proposed to be conducted.

b.Non-Contravention. The execution and delivery by the Makers of this Note and the performance by the Makers of the transactions and Obligations hereunder do not contravene or violate (x) any material Legal Requirements applicable to the Makers, (y) any material contract binding on or affecting the Makers or (z) any organizational or governance documents of the Makers.

c.Approvals, Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Makers of this Note, other than which has been obtained, except to the extent that such failure to obtain would not reasonably be expected to materially adversely affect the financial condition of the Makers or the validity or enforceability of, or the ability of the Makers to perform the Obligations. For the avoidance of doubt, the Lender acknowledges that the Borrower will file with the Securities and Exchange Commission a current report on Form 8-K disclosing the terms of this Note and the identity of the Lender.

d.Valid and Enforceable. This Note is the legal, valid and binding Obligations of the Makers, enforceable against the Makers in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and equitable principles.

e.Litigation. There is no suit, legal action or proceeding pending against, or threatened against or affecting, the Makers before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to materially adversely affect the financial condition of the Makers or the validity or enforceability of, or the ability of the Makers to perform the Obligations.

f.No Violations. Upon the execution and delivery of the Note, no violation of any provision of the Note exists. The Makers are not (to the best knowledge of the Makers) in violation of any material Legal Requirement or in any material respect of any agreement or other instrument to which the Makers are a party or by which the Makers or any of their assets or properties are bound, which violation in any such case would materially adversely affect the validity of the Note.

g.Solvency. The Makers (i) have not entered into the transactions under this Note with the actual intent to hinder, delay, or defraud any creditor and (ii) have received reasonably equivalent value in exchange for the Obligations.

h.No Setoff. As of the date hereof, to the Makers’ best knowledge, there exists no right of setoff, deduction or counterclaim on the part of the Makers against Lender or any of Lender’s affiliates.

6.Covenants. For so long as the Note remains outstanding, the Makers shall, and shall cause their Subsidiaries to (as applicable), comply with the following covenants:
a.Dividends and Distributions. The Makers shall not declare or pay any dividends or other distributions on account of any shares of their capital stock (including warrants, puts, options or other rights to purchase or acquire any capital stock) or redeem, acquire or retire any shares of their capital stock (including warrants, puts, options or other rights to purchase or acquire any capital stock) without Lender’s prior written consent.
b.Ranking of Note. With respect to the Collateral, the Makers shall not, and shall not suffer or permit any of their Subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for, any indebtedness for borrowed money or any other equity security or interest which ranks pari passu with or has priority over this Note as to any rights or otherwise or is in any way senior or pari passu in right of payment to or with this Note.
c.Continuity of Operations. The Makers shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, (i) engage in any business activities substantially different from those in which it is presently engaged; (ii) cease operations, liquidate, merge, transfer, amalgamate, acquire or consolidate with any other Person, change their name, dissolve, or sell any assets out of the ordinary course of business; provided that, so long as no Event of Default shall have occurred and be continuing, any Subsidiary of the Borrower may merge with and into the Borrower so long as the Borrower is the surviving entity; or (iii) change their business organization or the jurisdiction under which their business organization is formed or organized.
d.Use of Proceeds. Amounts funded by Lender under this Note shall solely be used to pay payroll of the Makers and their Subsidiaries and for no other purpose.
e.Payments to Junior Creditors. The Makers shall not, and shall not suffer or permit any of their Subsidiaries to, make any payments of (i) amounts owed to [***] or (ii) amounts owed to [***].
f.Employee Compensation. The Makers shall not, and shall not suffer or permit any of their Subsidiaries to, increase the base compensation or bonus opportunity of any employee without Lender’s prior written consent.
g.Perfection Certificate. Within ten (10) days after the Closing Date (subject to extension in the Lender’s sole discretion), the Makers shall provide a collateral perfection certificate substantially consistent with the form sent to the Makers prior to the Closing Date.
7.Definitions. For purposes of this Note, the following capitalized terms shall have the following meanings:

a.“Insolvency Event” means the occurrence of any of the following: (i) any Maker or any of their Subsidiaries makes a general assignment for the benefit of creditors; (ii) an order, judgment or decree is entered adjudicating any Maker or any of their Subsidiaries bankrupt or insolvent; (iii) any order for relief with respect to any Maker or any of their Subsidiaries is entered under the Federal Bankruptcy Code; (iv) any Maker or any of their Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any Maker or any of their Subsidiaries or of any substantial part of the assets of any Maker or any of their Subsidiaries or commences any proceeding relating to any Maker or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application is filed, or any such proceeding is commenced, against any Maker or any of their Subsidiaries, if any, and either (x) any Maker or the applicable Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein or (y) such petition, application, or proceeding is not dismissed or stayed within 60 days after the commencement thereof.
b.“Legal Requirement” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, court orders, decrees, licenses, authorizations and permits of, and agreements with, any governmental authority, having the force of law.
c.“Obligations” means all obligations, liabilities or sums due or to become due under this Note.
d.“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
e.“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.
8.Amendment or Waiver. The provisions of this Note may be amended or waived and the Makers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Makers have obtained the prior written consent of Lender.
9.Further Assurances. The parties hereto agree to execute from time to time such other documents as are reasonable or advisable in the sole opinion of Lender (in consultation with the Makers) to perfect its security interest granted herein, and to further effect the transactions contemplated herein.
10.Expenses. Lender shall be entitled to recover all and documented costs of collection of amounts due and owing under this Note, including reasonable attorneys’ fees and expenses. The Makers agree to indemnify and hold harmless Lender and each of its directors, officers, employees, agents, affiliates and advisors from and against any and all claims, damages, losses, liabilities, and related reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented out of pocket fees and disbursements of one counsel to all indemnified parties) which may be incurred by or asserted against Lender or any such director, officer, employee, agent, affiliate or advisor in connection with or arising out of any investigation, subpoena, litigation or proceeding related to or arising out of this Note or any other document to be delivered hereunder or in connection herewith or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any indemnitee or its affiliates, or their respective directors, officers, employees, agents, or advisors, or resulting from a claim brought by the Makers against such indemnitee for breach of such indemnitee’s obligations under this Note or for any loss asserted against it by another indemnitee). The Obligations of the Makers under this paragraph shall survive for a period of 24 months following the payment in full of this Note.
11.Waiver of Presentment, Demand and Dishonor. The Makers hereby waive presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waive and renounce all rights to the benefits of any statute of limitations or any moratorium, appraisement, or exemption now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to themselves and as to all of their property, whether real or personal, against the enforcement and collection of the Obligations and any and all extensions, renewals, and modifications hereof.
12.CHOICE OF LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. THE MAKERS AND LENDER WAIVE THE RIGHT TO PRESENTMENT AND TO TRIAL BY JURY IN ANY ACTION UNDER THIS NOTE OR ANY ACTION ARISING OUT OF THE

TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.
13.Joint and Several Liability.
a.The obligations under this Note are the joint and several obligation of each Maker. To the fullest extent permitted by applicable law, the obligations of each Maker shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Maker under the provisions of this Note, any related document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Note or any related document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Lender.
b.Each Maker is obligated to repay the obligations hereunder as joint and several obligors under this Note. Upon payment by any Maker of any obligations, all rights of such Maker against any other Maker arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the obligations hereunder. In addition, during the occurrence and continuation of an Event of Default, in each case, any indebtedness of any Maker now or hereafter held by any other Maker is hereby subordinated in right of payment to the prior payment in full of the obligations and no Maker will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Maker on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Maker, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited against the payment of the obligations, whether matured or unmatured, in accordance with the terms of this Note and any related documents.
14.Miscellaneous. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note and any related documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Note shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Note by telecopy, .pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Note.

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IN WITNESS WHEREOF, the undersigned have caused this note to be duly executed and delivered on the date first above written.

LENDER	MAKERS
3DP Custom Manufacture, LLC By: _______________________ Name: Title:	Shapeways Holdings, Inc. By: _______________________ Name: Title:
Shapeways, Inc. By: _______________________ Name: Title:
Linear Mold & Engineering, LLC By: _______________________ Name: Title: